Exhibit 99.1

News Release

T1 Energy Reports Third Quarter 2026 Results

Austin, TX and New York, NY, November 12, 2026, T1 Energy Inc. (NYSE: TE) (“T1,” “T1 Energy,” or the “Company”) today reported financial and operating results for the third quarter 2026. The Company will hold a conference call today at 8:00 am EST.

Headlines

■	G2_Austin comprehensive financing update. T1 is in negotiations with certain institutional investors under exclusivity (with certain exceptions) to finalize a G2_Austin debt financing solution. Any such financing is subject to the negotiation and execution of definitive documentation and the satisfaction of numerous conditions precedent (some of which may be beyond T1’s control) and may include or require the issuance of additional equity or equity-linked securities. Closing a comprehensive financing solution for G2_Austin remains T1’s top priority; however, there can be no assurance that definitive documents will be agreed, or that any such financing will be completed, on a timely basis on terms acceptable to T1, or at all.

■	T1 Signs Nearly 1.6 GW of New Offtake Contracts Following Section 232 Proclamation, fielding indications of strong demand for 2027. The U.S. Department of Commerce Section 232 proclamation in support of the domestic polysilicon industry has catalyzed heightened customer interest in T1’s available projected 2027-2030 module and cell production capacity at G1_Dallas and G2_Austin.

As previously announced, T1 has signed new offtake deals totaling more than 1.58GW of advanced solar modules. Through its latest offtake contracts, including with independent power producer Avantus, T1 Energy expects to supply high-performance, high-efficiency, TOPCon modules from its G1_Dallas solar module facility in 2027 and 2028. The modules are expected to use a blend of imported solar cells and domestically produced cells from T1’s G2_Austin new solar cell fab. T1 now has more than 3.5GW of its 2027 manufacturing capacity under contract for scheduled 2027 deliveries.

Based on ongoing conversations with Tier 1 customers, indicative demand, and the recently signed offtake contracts, T1 believes it may sell out of its 5 GW capacity at G1_Dallas for 2027 at attractive prices and terms. Actual sales of G1_Dallas production capacity in 2027 will be subject to execution of offtake contracts with such Tier 1 customers and continued demand.

■	Q3 2026 results reflect T1’s decision to build module inventory to facilitate 2027 deliveries on new customer offtake contracts. T1 Energy reported a net loss from continuing operations of $34.7 million, or $(0.12) per share for the third quarter of 2026. T1 elected to produce 1,056MW of modules at G1_Dallas in the third quarter of 2026, the second highest quarterly run-rate in the Company’s history, building 326MW of module inventory to facilitate 2027 deliveries under recently signed customer offtake contracts. Third quarter 2026 gross margins of 8.5% and Adjusted EBITDA of ($16.4) million reflect higher facilities-related costs driven by increased inventory production along with higher SG&A expense. Third quarter SG&A expense of $71.2 million is attributable to growth in T1’s technical and operational headcount, as well as higher financing, transaction and legal expenses associated with capital markets activity and other matters.

T1 Energy Inc.	News Release

■	Tightening 2026 G1_Dallas production guidance to the high end of prior range, initiating preliminary 2027 production guidance of 5.3GW. T1 now expects to achieve full-year 2026 G1_Dallas module production of 4.0 – 4.2GW, at the high end of the previous range of 3.1 – 4.2GW. Updated 2026 production guidance is consistent with contracted customer demand for the fourth quarter and imported cell availability. For 2027, with more than 3.5GW of G1_Dallas capacity under contract, and a customer offtake pipeline in excess of remaining available capacity, T1 is planning to produce 5.3GW, which is based on a forecast that G1 is sold out of capacity for the full-year 2027.

■	T1 enters into Letter of Intent to potentially monetize Nordic data center asset. T1 continues to advance its plan to generate value for shareholders by repurposing its Nordic Giga Arctic asset as a data center. Following the previously announced 50MW grid allocation from Norway’s national grid operator, Statnett, and the approval by local officials to rezone a portion of the campus for data center development, T1 has signed a non-binding LOI to negotiate and explore the possibility of repurposing the asset with a potential partner. Under the terms of the LOI, T1 would contribute the assets, power allowance and the queue position for additional power, while the partner would be responsible for financing capital expenditures in addition to identifying and securing a tenant and/or compute offtaker. Any such arrangement is subject to the negotiation and execution of definitive documentation and there can be no assurance that definitive documentation will be agreed, or that a transaction will be completed, on a timely basis on terms acceptable to T1, or at all.

■	T1 receives Commerce Department 232 waiver. On October 22, 2026, the Company announced it had received a waiver from the Commerce Department to import up to 1.725GW of solar cells to support uninterrupted manufacturing activities at G1_Dallas. T1 requested the waiver to help ensure access to necessary solar cells for a limited duration while construction on the 2.1GW Phase 1 of the Company’s G2_Austin solar cell fab in Rockdale, Texas, continues. T1 appreciates the Commerce Department’s support of its strategy to strengthen American manufacturing and intends to work with the Commerce Department to potentially access the onshoring relief program on the basis of its committed capital investment at G2_Austin.

“T1 continued to invest in the Company’s future during the third quarter to advance our mission to build America’s first integrated polysilicon solar supply chain,” said Dan Barcelo, Chief Executive Officer and Chairman of T1 Energy. “Following the Commerce Department’s Section 232 proclamation, pricing and demand for G1_Dallas modules has improved meaningfully, and we have initiated a 2027 G1 production plan of 5.3GW to accommodate the expected growth of T1’s commercial enterprise. In parallel, we are investing in the construction of G2_Austin and the key people we need to build, commission and operate our landmark U.S. solar cell fab while we work to potentially finalize a comprehensive G2_Austin financing solution.”

Business update

■	G2_Austin construction update. During the third quarter of 2026, T1’s team completed the primary steel structure and took delivery of all the remaining Phase 1 production line equipment at U.S. ports. Mechanical, Electrical, and Plumbing (“MEP”) installation commenced in September 2026 and continues ahead of the planned completion of trades work and preparation of the cleanroom. Given the progress on construction to date and the projected timing of initial cell deliveries under customer contracts, T1 intends to temporarily match the pace of capital spending at G2_Austin with the expected timeline to close a G2_Austin financing solution.

■	Section 45X Production Tax Credit Monetization. T1 has advanced several conversations to monetize the $155.3 million of Section 45X Production Tax Credits (“Section 45X tax credits”) it has generated through the third quarter of 2026. Through third-party due diligence analysis conducted on the Company’s solar cell supply chain, T1 believes it has achieved approximately 65% use of non-FEOC materials, exceeding the 50% non-FEOC Material Assistance Cost Ratio (“MACR”) threshold required to comply with the safe harbor tables under the One Big Beautiful Bill Act (“OBBBA”) through the second quarter of 2026. The Company continues to make progress on its strategic sourcing initiatives and is currently working with five distinct solar cell suppliers who have been independently verified for the MACR ratio test, with two additional cell suppliers being evaluated. T1 is confident in its plans to continue to increase its MACR as it builds out a domestic polysilicon-based solar supply chain.

T1 Energy Inc.	2	News Release

■	T1 completed private placement of $50 million of convertible senior notes due 2031. On September 30, 2026, T1 completed a private placement to a qualified institutional investor that was an existing shareholder of the Company of an additional $50 million in aggregate principal amount of its 4.75% convertible senior notes due 2031. The offering generated gross proceeds of $50.4 million and was intended as a bridge to a comprehensive G2_Austin financing solution.

Q3 2026 Results Overview

■	T1 Energy reported a net loss attributable to common stockholders for the third quarter of 2026 of $41.6 million, or $(0.14) per share compared to a net loss of $140.8 million, or $(0.87) per share for the third quarter of 2025. Net loss from continuing operations was $34.7 million, or $(0.12) per share for the third quarter of 2026 compared to a net loss from continuing operations of $130.8 million, or $(0.87) per share for the third quarter of 2025. Net income (loss) from discontinued operations was $(5.9) million, or $(0.02) per share, for the third quarter of 2026 compared to $0.2 million, or $0.00 per share, for the third quarter of 2025.

■	As of September 30, 2026, T1 had cash, cash equivalents, and restricted cash of $137.0 million, of which $59.5 million was unrestricted cash.

Presentation of Third Quarter 2026 Results

A presentation will be held today, November 12, 2026, at 8:00 am Eastern Standard Time. The results and presentation material will be available for download at https://ir.t1energy.com/.

Participants can access the conference call by clicking the following link and completing the online registration form. Upon registering participants will receive the dial-in info and PIN to join the call.

The call will also be available by clicking the webcast link

About T1 Energy

T1 Energy Inc. (NYSE: TE) is an energy solutions provider building an integrated U.S. supply chain for solar and batteries. In December 2024, T1 completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the U.S., with a complementary solar and battery storage strategy. Based in the U.S. with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

To learn more about T1, please visit www.T1energy.com and follow on social media.

Investor contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599-5706

Media contact:

Russell Gold

EVP, Strategic Communications
russell.gold@T1energy.com

Tel: +1 214 616-9715

T1 Energy Inc.	3	News Release

Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to: T1’s negotiation and execution of a potential G2_Austin financing solution (including any terms thereof); T1’s development of G2_Austin and related timeline (including the timing for funding and completing G2_Austin and expected levels of capital expenditures); T1’s ability to convert ongoing commercial discussions into binding offtake agreements; T1’s expectations with respect to the terms of a potential transaction to monetize its Nordic data center asset; negotiations of sales for Section 45X tax credits and T1’s ability to increase its MACR; T1’s strategy of developing as an integrated U.S. solar and storage leader, powering U.S. AI development and energy dominance and establishing a domestic solar supply chain (including its desired position as the first vertically integrated American silicon-based advanced solar company); T1’s ability to generate meaningful long-term shareholder value; T1’s financial and operating performance and guidance and any projected business outlook; the impact of the 232 polysilicon proclamation, including on T1’s pricing, demand, customer behavior, any cell procurement targets and indications of customer demand in 2026 and beyond, and T1’s ability to access the Department of Commerce tariff offset onshoring program; the growth of U.S. electricity demand; any commercial funnel of sales opportunities for 2027 and beyond; T1’s commercial presence and ability to grow its U.S. customer base; T1’s capital formation opportunities and the timing thereof; and T1’s ability to meet its strategic priorities to fund and build T1’s integrated polysilicon solar supply chain and enhance its profitability and capital structure. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from T1’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in T1’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026, as amended and supplemented by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026, and in T1’s Quarterly Reports on Form 10-Q and other filings with the SEC, including risks related to: (1) T1’s ability to (i) construct and equip manufacturing facilities in a timely and cost-effective manner; (ii) target and retain customers and suppliers; (iii) attract and retain key employees and qualified personnel; (iv) protect its intellectual property; (v) comply with legal and environmental regulations; (vi) compete in international markets in light of export and import controls; (vii) incur substantially more debt; (viii) remediate the material weakness in T1’s internal control over financial reporting or otherwise maintain effective internal control over financial reporting, (ix) qualify for the advanced manufacturing production credit under Section 45X of the Internal Revenue Code of 1986, as amended, and (x) manage T1’s exposure to warranty claims; (2) T1’s ability to secure a comprehensive financing solution to fund the remaining capital expenditure for G2_Austin Phase 1 on favorable terms, or at all, including its ability to (i) satisfy the conditions precedent to any potential G2_Austin financing in a timely manner and (ii) to negotiate and execute definitive documentation for any such financing on terms acceptable to T1, or at all; (3) the concentration of T1’s operations in Texas and its dependence on a limited number of suppliers; (4) changes adversely affecting the flow of components and materials from international vendors, the costs of raw materials, components, equipment, and machinery; (5) general economic and geopolitical conditions, (6) changes in applicable laws or regulations, including environmental, export control and tax laws and incentives and renewable energy targets, as well as international trade policies, including tariffs, on T1’s products and competitive position (including T1’s ability to obtain tariff refunds); (7) the outcome of any legal proceedings relating to T1’s products and services, including intellectual property or product liability claims, commercial or contractual disputes, warranty claims, and other proceedings; (8) T1’s ability to realize the anticipated benefits of acquisitions, investments and other strategic transactions; and (9) the capital-intensive nature of T1’s business and its ability to raise additional capital on attractive terms or service its debt. The above referenced filings are available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to T1 as of the date of this press release, and T1 assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

T1 Energy Inc.	4	News Release

T1 intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1’s website in the ‘Investor Relations’ section. T1, and its CEO and Chairman of the Board, Daniel Barcelo, also intend to use certain social media channels, including, but not limited to, X, LinkedIn and Instagram, as means of communicating with the public and investors about T1, its progress, products, and other matters. While not all the information that T1 or Daniel Barcelo post to their respective digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 encourages investors and others interested to review the information that it and Daniel Barcelo posts and to monitor such portions of T1’s website and social media channels on a regular basis, in addition to following T1’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1’s website and its and Daniel Barcelo’s social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Use of Non-GAAP Financial Measures

T1 reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA presented herein is a supplemental measure of T1’s performance that is not required by, or presented in accordance with, GAAP. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

T1 defines Adjusted EBITDA as net income (loss) from continuing operations before interest expense, income tax expense (benefit), depreciation and amortization, and further adjustments to exclude certain items that management does not consider indicative of the Company’s core operating performance, including, but not limited to, non-cash charges, non-recurring items, and non-operating gains or losses. These adjustments include impairment charges, losses on debt extinguishment, losses on settlement of derivative liabilities, share-based compensation, fair value adjustments of warrant and derivative liabilities, and non-recurring transaction expenses. Our Adjusted EBITDA measure was re-defined in the fourth quarter of 2025 to also exclude certain non-recurring transaction expenses. The historical presentation of Adjusted EBITDA in this press release has been recast to conform to the revised definition.

T1 uses Adjusted EBITDA as a key measure in evaluating its financial and operating performance and in making strategic business decisions. T1 believes that Adjusted EBITDA, when considered together with the corresponding GAAP financial measures, provides meaningful supplemental information by excluding items that may not be representative of its core business, operating results, or future outlook. However, Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) from continuing operations or any other measure of performance or liquidity presented in accordance with GAAP.

Adjusted EBITDA has been reconciled to the nearest GAAP measure for historical periods in the table entitled “Reconciliation of Non-GAAP Measures to Most Comparable Amounts” set forth on Annex A of this press release.

T1 Energy Inc.	5	News Release

T1 ENERGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$59,523	$182,450
Restricted cash	70,397	81,203
Accounts receivable trade	7,036	—
Accounts receivable trade, net - related parties	72,843	84,481
Government grants receivable, net	139,133	36,376
Inventory	335,363	116,043
Advances to suppliers	129,672	137,532
Other current assets	20,140	5,989
Current assets of discontinued operations	16,369	19,418
Total current assets	850,476	663,492
Restricted cash	7,120	7,120
Property and equipment, net	523,946	302,302
Goodwill	81,688	57,449
Intangible assets, net	291,314	180,481
Right-of-use asset under operating leases	225,107	151,166
Other assets	13,748	10,098
Total assets	$1,993,399	$1,372,108
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$166,906	$91,323
Accrued liabilities and other	169,031	47,224
Deferred revenue	153,935	56,731
Derivative liabilities	—	11,661
Current portion of long-term debt	51,698	46,357
Accounts payable and accrued liabilities - related parties	134,084	162,754
Current liabilities of discontinued operations	68,521	47,538
Total current liabilities	744,175	463,588
Long-term deferred revenue	48,189	48,189
Convertible notes	495,140	152,960
Operating lease liability	214,577	143,534
Long-term debt	101,116	137,303
Long-term debt - related party	55,531	53,538
Deferred tax liability	2,848	3,758
Other long-term liabilities	10,897	47,353
Total liabilities	1,672,473	1,050,223
Commitments and contingencies
Redeemable preferred stock
Series B convertible non-voting preferred stock, $0.01 par value, 1,600 shares issued and outstanding as of both September 30, 2026 and December 31, 2025 (includes accrued dividends of $880 and $160 as of September 30, 2026 and December 31, 2025, respectively)	18,525	17,805
Series B-1 convertible non-voting preferred stock, $0.01 par value, 5,000 shares issued and outstanding as of both September 30, 2026 and December 31, 2025 (includes accrued dividends of $2,750 and $500 as of September 30, 2026 and December 31, 2025, respectively)	55,960	53,710
Equity:
Common stock, $0.01 par value, 299,499 and 266,267 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	2,995	2,663
Additional paid-in capital	1,448,031	1,358,992
Accumulated other comprehensive loss	(6,993)	(18,213)
Accumulated deficit	(1,197,592)	(1,093,072)
Total equity	246,441	250,370
Total liabilities, redeemable preferred stock and equity	$1,993,399	$1,372,108

T1 Energy Inc.	6	News Release

T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net sales	$6,696	$90,385	$6,937	$156,850
Net sales - related party	189,894	120,137	617,428	239,891
Total net sales	196,590	210,522	624,365	396,741
Cost of sales	179,883	189,374	529,477	325,051
Gross profit	16,707	21,148	94,888	71,690
Operating expenses:
Selling, general and administrative	71,185	62,778	194,652	168,869
Impairment of intangible assets	—	53,262	—	54,672
Total operating expenses	71,185	116,040	194,652	223,541
Operating loss from continuing operations	(54,478)	(94,892)	(99,764)	(151,851)
Other (expense) income:
Warrant liability fair value adjustment	1,351	1,521	8,928	2,868
Derivative liabilities fair value adjustment	21,647	(30,868)	36,109	(4,591)
Loss on settlement of derivative liability	—	(5,836)	—	(5,836)
Impairment of assets previously classified as held for sale	—	(2,981)	—	(5,010)
Interest expense, net	(7,321)	(9,395)	(20,211)	(27,293)
Other income, net	1,734	(397)	5,405	2,928
Total other (expense) income	17,411	(47,956)	30,231	(36,934)
Loss from continuing operations before income taxes	(37,067)	(142,848)	(69,533)	(188,785)
Income tax (expense) benefit	2,394	12,083	1,835	20,575
Net loss from continuing operations	(34,673)	(130,765)	(67,698)	(168,210)
Net loss from discontinued operations, net of tax	(5,892)	206	(36,822)	(10,497)
Net loss	(40,565)	(130,559)	(104,520)	(178,707)
Preferred dividends and accretion	(990)	(819)	(2,970)	(2,601)
Preferred deemed dividend	—	(7,777)	—	(7,777)
Tranche right deemed dividend	—	(1,667)	—	(1,667)
Net loss attributable to common stockholders	$(41,555)	$(140,822)	$(107,490)	$(190,752)

Weighted average shares outstanding:
Weighted average shares of common stock outstanding - basic	291,150	160,977	283,073	157,622
Weighted average shares of common stock outstanding - diluted	291,150	160,977	283,073	157,622

Net loss per share attributable to common stockholders:
Net loss per share from continuing operations - basic and diluted	$(0.12)	$(0.87)	$(0.25)	$(1.14)
Net loss per share from discontinued operations - basic and diluted	$(0.02)	$—	$(0.13)	$(0.07)
Net loss per share - basic and diluted	$(0.14)	$(0.87)	$(0.38)	$(1.21)

Other comprehensive loss:
Net loss	$(40,565)	$(130,559)	$(104,520)	$(178,707)
Foreign currency translation adjustments	8,223	3,622	11,220	43,169
Total comprehensive loss	(32,342)	(126,937)	(93,300)	(135,538)
Preferred dividends and accretion	(990)	(819)	(2,970)	(2,601)
Preferred deemed dividend	—	(7,777)	—	(7,777)
Tranche right deemed dividend	—	(1,667)	—	(1,667)
Comprehensive loss attributable to common stockholders	$(33,332)	$(137,200)	$(96,270)	$(147,583)

T1 Energy Inc.	7	News Release

T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(104,520)	$(178,707)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	13,822	7,103
Depreciation and amortization	79,599	68,630
Impairment of intangible assets	—	54,672
Impairment of assets previously classified as held for sale	—	5,010
Change in valuation allowance	14,700	(2,681)
Change in fair value of derivative liabilities	(36,109)	4,591
Loss on settlement of derivative liability	—	5,836
Gain on sale of property and equipment	—	(5,675)
Amortization of debt issuance costs, premium and discount	6,059	12,322
Reduction in the carrying amount of right-of-use assets	7,780	5,025
Warrant liability fair value adjustment	(8,928)	(2,868)
Deferred income taxes	(1,417)	(19,399)
Other	(10)	2,356
Changes in operating assets and liabilities:
Accounts receivable trade	(601)	(78,896)
Government grants receivable, net	(102,757)	(92,378)
Inventory	(210,022)	22,591
Other assets	(3,649)	—
Advances to suppliers and other current assets	(5,516)	25,107
Accounts payable, accrued liabilities and other	92,173	194,622
Deferred revenue	83,633	25,214
Net cash provided by (used in) operating activities	(175,763)	52,475
Cash flows from investing activities:
Business acquisition, net of cash acquired	380	—
Issuance of notes receivable	(8,594)	—
Proceeds from the return of property and equipment deposits	—	1,202
Purchases of property and equipment and intangible assets	(250,099)	(60,817)
Proceeds from the sale of property and equipment	—	50,000
Net cash used in investing activities	(258,313)	(9,615)
Cash flows from financing activities:
Repayment of Senior Secured Credit Facility	(33,022)	(29,794)
Repayment of T1 NRI debt	(12,803)	—
Proceeds from issuance of Convertible Notes, net of underwriting fees	341,620	—
Proceeds from issuance of common stock	7,267	—
Exercise of Penny Warrants	70	—
Payment of debt issuance costs	(1,307)	(3,760)
Exercise of stock options	7,071	—
Cash paid for equity repurchases for equity-based compensation tax withholding	(8,604)	—
Net cash (used in) provided by financing activities	300,292	(33,554)
Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	51	783
Net increase (decrease) in cash, cash equivalents, and restricted cash	(133,733)	10,089
Cash, cash equivalents, and restricted cash at beginning of period	270,773	76,645
Cash, cash equivalents, and restricted cash at end of period	$137,040	$86,734
Reconciliation to condensed consolidated balance sheets:
Cash and cash equivalents	$59,523	$34,146
Restricted cash	77,517	52,588
Cash, cash equivalents, and restricted cash	$137,040	$86,734

T1 Energy Inc.	8	News Release

T1 ENERGY INC.

RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net loss(1)	$(40,565)	$(130,559)	$(104,520)	$(178,707)
Net loss from discontinued operations, net of tax	5,892	(206)	36,822	10,497
Net income (loss) from continuing operations(1)	(34,673)	(130,765)	(67,698)	(168,210)
Adjustments to net income (loss) from continuing operations
Interest expense, net	7,321	9,395	20,211	27,293
Income tax benefit	(2,394)	(12,083)	(1,835)	(20,575)
Depreciation and amortization	29,478	25,032	79,599	68,630
Impairment of intangible assets	—	53,262	—	54,672
Impairment of assets previously classified as held for sale	—	2,981	—	5,010
Warrant liability fair value adjustment	(1,351)	(1,521)	(8,928)	(2,868)
Derivative liabilities fair value adjustment	(21,647)	30,868	(36,109)	4,591
Loss on settlement of derivative liability	—	5,836	—	5,836
Other income, net	(1,734)	397	(5,405)	(2,928)
Share-based compensation expense	5,292	1,883	13,822	7,103
Transaction and nonrecurring expenses (2)	3,264	2,560	9,690	7,369
Adjusted EBITDA(1)	$(16,444)	$(12,155)	$3,347	$(14,077)

(1)	Net loss, Net loss from continuing operations and Adjusted EBITDA include pre-tax reduction in Cost of sales due to $24.4 million of tariff refunds recognized during the nine months ended September 30, 2026.

(2)	Transaction and nonrecurring expenses includes $3.3 million and $9.7 million for the three and nine months ended September 30, 2026, which is primarily related to non-recurring legal costs in connection with the evaluation, interpretation, and implementation of provisions under the Inflation Reduction Act (“IRA”) and the One Big Beautiful Bill Act (“OBBBA”) and non-recurring legal and advisory costs in connection with the evaluation and pursuit of acquisitions, potential acquisitions and joint venture arrangements. Transaction and nonrecurring expenses of $2.6 million and $7.4 million for the three and nine months ended September 30, 2025, was primarily related to the Trina Business Combination and non-recurring legal and advisory costs in connection with the evaluation and pursuit of potential acquisitions and joint venture arrangements.

T1 Energy Inc.	9	News Release